Exhibit 23.1
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                        Consent of Independent Auditors'
                        --------------------------------


The Board of Directors
Polaroid Corporation


The audits referred to in our report dated January 31, 1995, included the related financial statement schedules as of December 31, 1994, and for each of the years in the three-year period ended December 31, 1994, incorporated herein by reference. Our report refers to a change in 1993 in the method of accounting for income taxes and for certain postretirement and postemployment benefits. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our report dated January 31, 1995 on the consolidated financial statements of Polaroid Corporation as of December 31, 1994 and for each of the three years in the three-year period then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP




Boston, Massachusetts
February 6, 1996